[WACHOVIA LOGO]
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Wachovia Bank, N.A.
Post Office Box 1088
Dalton, Georgia 30722-1088

     November 15, 1999

     Mr. Michael A. Richardson
     American Consumers, Inc.
     P.O. Box 2328
     Fort Oglethorpe, GA 30742

     RE: Line Account Number:          002 050 000 150 3
         Line of Credit Amount:        $800,000.00

     Dear Mike:

     The Line of Credit referenced above matures on November 15, 1999. The Line will be extended for an additional 30 days from the current expiration date of November 15, 1999 to allow time for credit analysis on the annual renewal. The principal balance of your line as of this date is $342,391.53.

     The line of credit will now expire on December 15, 1999. All other terms and conditions of the original Note and Security Agreement dated December 5, 1997 and commitment letter dated November 20, 1998 remain unchanged.

     Please acknowledge the acceptance of this extension period by signing this letter and returning to me as soon as possible.

     All of us at Wachovia appreciate your business. If you have any questions, please call me at (706)275-8200.

     Sincerely,

     /s/ Pam Garland

     Pam Garland
     Vice President

     Acknowledged this 16 day of Nov., 1999.
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     American Consumers, Inc.

     By: /s/ Michael A. Richardson
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         Michael A. Richardson, President